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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 6, 2002


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              DELAWARE                            0-21802                  34-1741211
    (STATE OR OTHER JURISDICTION                (COMMISSION               (IRS EMPLOYER
          OF INCORPORATION)                    FILE NUMBER)            IDENTIFICATION NO.)


               3450 W. CENTRAL AVENUE, SUITE 328
                         TOLEDO, OHIO                                         43606
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374






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ITEM 5.      OTHER EVENTS

            N-VIRO INTERNATIONAL ANNOUNCES NASDAQ STAFF DETERMINATION

Toledo, Ohio, March 6, 2002 -- On February 28, 2002, N-Viro International Corporation (NASDAQ/NVIC) received a NASDAQ staff determination indicating that the Company fails to comply with the minimum net tangible assets or minimum stockholders' equity requirements for continued listing on the NASDAQ SmallCap Market, as set forth in Marketplace Rule 4310(c)(2)(B). In the absence of an appeal of the staff determination, the Company's voting, common stock is scheduled to be delisted as of March 8, 2002. The Company has the right to appeal the staff's determination and such an appeal has been filed by the Company. Pending resolution of the Company's appeal, the Company's common stock will remain listed on the NASDAQ SmallCap Market. While the Company anticipates that it can bring itself into compliance with NASDAQ listing requirements on or before June 30, 2002, there can be no assurances that this will occur, or even if it does occur, that the timing of compliance will be soon enough to satisfy NASDAQ authorities and avoid the delisting of the Company's common stock.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:       March 6, 2002          By:          /s/  James K. McHugh
       --------------------                 -----------------------------------
                                                      James K. McHugh
                                                      Chief Financial Officer